United States
Securities and Exchange Commission
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019
 Cullen/Frost Bankers, Inc.
(Exact name of issuer as specified in its charter)

Texas	74-1751768
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 W. Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip code)
(210) 220-4011
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) held on April 24, 2019, shareholders voted on the following matters:

(1)
To elect fifteen Director nominees to serve on the Board of Directors of Cullen/Frost for a one-year term that will expire at the 2020 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carlos Alvarez	54,128,484	377,155	325,079	5,199,651
Chris M. Avery	54,453,205	55,298	322,215	5,199,651
Cynthia J. Comparin	54,430,118	77,304	323,296	5,199,651
Samuel G. Dawson	54,445,694	60,532	324,492	5,199,651
Crawford H. Edwards	54,119,882	375,055	335,781	5,199,651
Patrick B. Frost	54,309,569	204,806	316,343	5,199,651
Phillip D. Green	53,745,597	763,202	321,919	5,199,651
David J. Haemisegger	51,467,040	3,024,303	339,375	5,199,651
Jarvis V. Hollingsworth	51,759,186	2,758,562	312,970	5,199,651
Karen E. Jennings	54,136,903	374,810	319,005	5,199,651
Richard M. Kleberg, III	54,014,889	498,358	317,471	5,199,651
Charles W. Matthews	46,996,902	7,497,436	336,380	5,199,651
Ida Clement Steen	54,128,529	375,077	327,112	5,199,651
Graham Weston	51,072,068	3,435,554	323,096	5,199,651
Horace Wilkins, Jr.	51,384,361	3,107,382	338,975	5,199,651

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2019. Final voting results were as follows:

Votes For	59,071,618
Votes Against	641,289
Abstentions	317,462

(3)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	53,428,079
Votes Against	820,419
Abstentions	582,220
Broker Non-Votes	5,199,651

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	April 25, 2019